    TBPELS REGISTERED ENGINEERING FIRM F-1580        FAX (713) 651-0849
    1100 LOUISIANA SUITE 4600    HOUSTON, TEXAS 77002-5294    TELEPHONE (713) 651-9191

EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Marathon Oil Corporation to be filed with the Securities and Exchange Commission on or about January 5, 2023, of all references to our firm and information from our summary reports on audits of the estimated quantities of certain proved reserves of oil and gas, net to the Company’s interest, as of December 31, 2018 and December 31, 2021 included in or made a part of Marathon Oil Corporation’s Annual Report on Form 10-K for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in the prospectus forming part of such Registration Statement.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPELS Registration No. F-1580

Houston, Texas
January 5, 2023
    SUITE 2800, 350 7TH AVENUE, S.W.    CALGARY, ALBERTA T2P 3N9    TEL (403) 262-2799
    633 17TH STREET, SUITE 1700    DENVER, COLORADO 80202    TEL (303) 339-8110